Exhibit 99.1

Press Release

CONTACT:

Tricia Haugeto

Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ACHIEVES MILESTONE FOR SELECTION OF
SECOND CLINICAL CANDIDATE FOR MEK ANTICANCER PROGRAM

-Array to Receive $1,000,000 Milestone Payment from AstraZeneca-

Boulder, Colo., (January 24, 2006) - Array BioPharma Inc. (NASDAQ: ARRY) and AstraZeneca PLC selected an additional clinical candidate for their small molecule anticancer program, triggering a $1 million milestone payment from AstraZeneca to Array. In December 2003, Array partnered the oncology portion of its MEK program, including its lead compound, ARRY-142886 (AZD6244), for co-development and commercialization with AstraZeneca.  At that time, Array and AstraZeneca established a collaboration for research and development of additional clinical candidates.

“We are pleased that our collaboration with AstraZeneca has yielded an additional high quality development candidate,” said Kevin Koch, Ph.D., President and Chief Scientific Officer, Array BioPharma. “Our first proprietary compound, ARRY-142886, continues to make good progress in Phase Ib.  We believe the data generated in this study will support more advanced clinical testing of this promising compound.”

About MEK Inhibition

MEK is a critical enzyme at the intersection of several biological pathways, which regulates cell proliferation and survival as part of the ras/raf/MEK/erk pathway.  Constitutive activation of the ras/raf/MEK/erk pathway has been implicated in many cancers, including lung, pancreatic, colon, melanoma and thyroid caused by cancer-associated, mutational activation of B-raf and ras proteins. MEK inhibition is an attractive anti-cancer strategy as it has the potential to block inappropriate signal transduction regardless of the upstream position of the oncogenic aberration.

About Array BioPharma:

Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs.  Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas.  For more information on Array, please go to www.arraybiopharma.com.

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About AstraZeneca PLC:

AstraZeneca is a major international healthcare business engaged in the research, development, manufacture and marketing of prescription pharmaceuticals and the supply of healthcare services. It is one of the worlds leading pharmaceutical companies with healthcare sales of over $21.4 billion and leading positions in sales of gastrointestinal, cardiovascular, respiratory, oncology and neuroscience products. AstraZeneca is listed in the Dow Jones Sustainability Index (Global) as well as the FTSE4Good Index.

For more information, please visit www.astrazenecapressoffice.com

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2005, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of January 24, 2006. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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